SUB-ITEM 77I

   CREATION OF SHARE CLASS

   MFS Mid Cap Value Fund and MFS Blended Research Core Equity Fund, each a series of MFS Series Trust XI (the "Trust"), established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 46 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2018 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.